Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-54465, 33-3307 and 33-61092 on Form S-3 and Registration Statement Nos. 333-63397, 333-35231, 333-99239 and 333-130175 on Form S-8 of our report dated March 1, 2007, relating to the financial statements and financial statement schedule of Viad Corp and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting method for the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” in 2006 and a change in accounting method for the adoption of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Plans and Other Postretirement Benefits, an Amendment of Financial Accounting Standards Board Statements No. 87, 88, 106, and 132(R),” also in 2006), and our report dated March 1, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2006.
/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Phoenix, Arizona
March 1, 2007